Form 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 23, 2002

CALTON, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-8846	#22-2433361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2013 Indian River Boulevard
Vero Beach, FL 32960

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (772) 794-1414

Item 5: Other Events

     Calton, Inc. (the “Company” or “Calton”) has announced that its Board of Directors has elected John G. Yates as President and Chief Operating Officer for the Company, effective September 1, 2002. Mr. Yates will be responsible for the day to day operations of the Company and its subsidiaries. He has been affiliated with the Company since May of 2001, as President and CEO of its subsidiary, PrivilegeONE Networks, LLC.

     The Board announced that Anthony J. Caldarone, the founder of the Company, will remain as Chairman and CEO. It also authorized the following promotions for Calton, Inc., effective on September 1, 2002:

Maria F. Caldarone	Executive VP, Corporate Development/Asst. Secretary
Laura A. Camisa	Senior VP, Strategic Planning
Thomas C. Corley	Senior VP/Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calton, Inc. (Registrant)

By:	/s/ Thomas C. Corley Thomas C. Corley Acting CFO and Treasurer

Date: August 23, 2002